UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2025

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Stockholders’ Equity

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2025 (the “Original 8-K”), Enveric Biosciences, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (the “Nasdaq”) indicating that it no longer met the continued listing requirements. Specifically, the Company’s stockholders’ equity was below the minimum required stockholders’ equity of $2.5 million as stipulated by Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”).

As noted in the Original 8-K, the Company had until October 10, 2025 to provide Nasdaq with a specific plan to achieve and sustain compliance. The Company submitted its plan to regain compliance on October 10, 2025. The Company is filing this Current Report on Form 8-K (this “Current Report”) to provide an update to its compliance with continued listing requirements as set forth in Rule 5550(b)(1).

On September 17, 2025, the Company entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain institutional investors (the “Holders”) that held certain outstanding (a) Series A Common Stock Purchase Warrants to purchase up to an aggregate of 1,224,999 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (b) Series B Common Stock Purchase Warrants to purchase up to an aggregate of 1,199,999 shares of Common Stock, both originally issued to the Holders on February 3, 2025, at an exercise price of $3.00 per share (collectively, the “Existing Warrants”). Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $0.915 per share in consideration for the Company’s agreement to issue in a private placement (x) the Series C Common Stock Warrants to purchase up to 2,449,998 shares of Common Stock and (y) the Series D Common Stock Warrants to purchase up to 2,399,998 shares of Common Stock (the “Warrant Inducement”). The Series C Common Stock Warrants and Series D Common Stock Warrants will only become exercisable if and when the Company obtains stockholder approval in accordance with Nasdaq Listing Rule 5635(d). The Series C Common Stock Warrants expire on the five (5)-year anniversary of receiving stockholder approval. The Series D Common Stock Warrants expire on the 18-month anniversary of receiving stockholder approval.

The closing of the transactions contemplated pursuant to the Inducement Letters occurred on September 18, 2025. The Company received aggregate gross proceeds of approximately $2.2 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company.

In that regard, as a result of the Warrant Inducement, as of the date of this Current Report, the Company believes its stockholders’ equity exceeds $2.5 million as required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Minimum Bid Price and Excessive Reverse Stock Split

On October 22, 2025, the Company received written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq notifying the Company that, because the closing price for the Company’s Common Stock had fallen below $1.00 per share for 30 consecutive trading days, the Company was no longer in compliance with the requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). Further, the Notice stated that, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company was not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) due to the fact that the Company has effected a reverse stock split over the prior one-year period.

The Notice stated that unless the Company timely requests a hearing before a Hearings Panel (the “Panel”), the Company’s securities would be subject to suspension/delisting. Accordingly, the Company intends to timely request a hearing with the Panel, and at which point, such timely request will automatically stay any further suspension or delisting action by Nasdaq at least pending the ultimate conclusion of the hearing process. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to regain compliance and thereafter maintain its listing on Nasdaq.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2025, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-12 reverse stock split of the shares of the Company’s Common Stock, either issued and outstanding or held by the Company as treasury stock, effective as of 8:00 a.m. (New York time) on October 28, 2025 (the “Reverse Stock Split”). At the Company’s annual meeting of stockholders on May 29, 2025, the Company’s stockholders conditionally approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-5 to 1-for-50, upon the Company receiving a delisting determination from the Nasdaq Capital Market (“Nasdaq”) for failure to maintain the required minimum bid price under Rule 5550(a)(2), with such ratio to be determined by the Company’s board of directors (the “Board”) and included in a public announcement. As further described in Item 3.01 to this Current Report, on October 22, 2025, the Company received a delisting determination from Nasdaq. The Board determined to effect the Reverse Stock Split at a ratio of 1-for-12 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 12 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next whole number. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 6,219,568 shares to approximately 518,297 shares, subject to adjustment for the rounding up of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 100,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s 2020 Long-Term Incentive Plan, as amended.

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market on October 28, 2025. The trading symbol for the Common Stock will remain “ENVB.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 29405E505.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 15, 2025, the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 8.01 Other Events.

On October 23, 2025, the Company issued a press release with respect to the Reverse Stock Split. A copy of such press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,”“ expects” “proposes,” “budgets,” “schedules,” “estimates,” “forecasts,” “intends,” “anticipates,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of various factors. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable based on information currently available, the Company cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this Current Report. The parties undertake no obligation to revise or update any of the forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect new information or the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Enveric Biosciences, Inc.
99.1	Press Release dated October 23, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 23, 2025	ENVERIC BIOSCIENCES, INC.

		By:	/s/ Joseph Tucker
Joseph Tucker
Chief Executive Officer